Exhibit 99.1

Dave & Buster’s Reports Second Quarter 2022 Financial Results

DALLAS, September 7, 2022 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc., (NASDAQ:PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today announced financial results for its second quarter ended July 31, 2022.

Key Second Quarter 2022 Highlights

•	The Company completed its acquisition of Main Event on June 29, 2022.
•	The Company implemented over $11.5 million of annualized cost synergies to date that will be realized in future quarters and increased its target annualized cost synergies from $20.0 million to $25.0 million.
•	Record second quarter revenue of $468.4 million increased 35.9% from the second quarter of 2019 and increased 24.0% from the second quarter of 2021. Main Event branded stores contributed $51.4 million of revenue during the quarter.
•	Total comparable sales at Dave & Buster’s branded stores increased 9.6% compared with the same period in 2019.
•	Total comparable sales at Main Event branded stores increased 29.7% during the period from June 29 through July 31, 2022 compared with the same period in 2019.
•	Net income totaled $29.1 million, or 59 cents per diluted share, compared with net income of $52.8 million, or $1.07 per diluted share in the second quarter of 2021 and net income of $32.4 million, or 90 cents per diluted share in the second quarter of 2019.
•	Record Adjusted EBITDA of $119.6 million increased 39.0% from the second quarter of 2019 and increased 0.3% from the second quarter of 2021.
•	During the second quarter of 2022, the Company repurchased 764,988 shares for $25 million.
•	The Company ended the quarter with $591.8 million of liquidity, which includes $100.4 in cash and $491.4 million available under its $500 million revolving credit facility.

“We are pleased to report record revenue for the second quarter,” said Chris Morris, Dave & Buster’s Chief Executive Officer. “We experienced strong guest visitation and spending across both brands this quarter. Our teams continued to deliver high levels of service to our guests, while simultaneously beginning the process of integration into one company. I want to recognize the efforts of our combined teams as we work to capture the synergies from our combination and adopt best practices across our brands. While we saw substantial headwinds during the quarter from wage and commodity inflation, we remained focused on driving revenue and strong cash flow while still working to mitigate these pressures with operational efficiencies and appropriate pricing actions. We have significant upside potential and with our continued focus on innovation, growth and value creation, we are determined to deliver on that potential. We are excited about the future of this new organization and look forward to sharing our progress in the coming quarters.”

Second Quarter 2022 Results

Total revenue was a record $468.4 million, an increase of 24.0% from $377.6 million in the second quarter of 2021 and an increase of 35.9% from $344.6 million in the second quarter of 2019. Total revenue at Dave & Buster’s branded stores was $417.0 million, an increase of 10.4% from $377.6 million in the second quarter of 2021 and an increase of 21.0% from $344.6 million from the second quarter of 2019. Total revenue at Main Event branded stores was $51.4 million for the period from June 29 through July 31, 2022.

Comparable store sales at Dave & Buster’s branded stores increased 9.6% compared with the second quarter of 2019 (the Company has chosen to continue reporting comparable store sales versus 2019 in order to provide a more meaningful comparison). Walk-in comparable store sales at Dave & Buster’s branded stores increased 13.0% while Special Event comparable store sales declined 23.1% compared with the same period in 2019. Non-comparable store revenue at Dave & Buster’s branded stores totaled $84.7 million compared with $69.2 million in the second quarter of 2021 and $40.7 million in the second quarter of 2019.

Comparable store sales at Main Event branded stores for the period from June 29 through July 31, 2022, increased 29.7% compared with the same period in 2019. Walk-in comparable store sales at Main Event branded stores during the June 29 through July 31, 2022 period increased 34.9% while Special Event comparable store sales declined 1.4% compared with the same period in 2019. Non-comparable store revenue during this period at Main Event branded stores totaled $13.5 million.

Operating income totaled $56.5 million, or 12.1% of revenue, compared with operating income of $79.2 million, or 21.0% of revenue in the second quarter of 2021 and operating income of $46.2 million, or 13.4% of revenue in the second quarter of 2019. Operating income during the second quarter of 2022 was negatively impacted by transaction costs related to the acquisition of Main Event, increases in pre-opening and stock-based compensation expenses and an impairment charge.

Net income totaled $29.1 million, or 59 cents per diluted share, compared with net income of $52.8 million, or $1.07 per diluted share in the second quarter of 2021 and net income of $32.4 million, or 90 cents per diluted share in the second quarter of 2019.

Adjusted EBITDA totaled a record $119.6 million, or 25.5% of revenue, compared with Adjusted EBITDA of $119.2 million, or 31.6% of revenue in the second quarter of 2021 and adjusted EBITDA of $86.0 million, or 25.0% of revenue in the second quarter of 2019.

Store operating income before depreciation and amortization totaled $136.7 million, or 29.2% of revenue, compared with store operating income before depreciation and amortization of $134.2 million, or 35.5% of revenue in the second quarter of 2021 and store operating income before depreciation and amortization of $99.7 million, or 28.9% of revenue in the second quarter of 2019.

Balance Sheet, Liquidity and Cash Flow

In connection with the acquisition of Main Event, the Company refinanced its existing $500 million revolving credit facility and closed on a new $850 million term loan due June 29, 2029.

The Company generated $84.5 million in operating cash flow during the second quarter, and ended the quarter with $591.8 million of liquidity, which includes $100.4 in cash and $491.4 million available under its $500 million revolving credit facility.

During the second quarter of 2022, the Company repurchased 764,988 shares for $25 million under its $100 million authorized share repurchase program.

Third Quarter 2022 Business Update

The Company’s business has continued to improve through the first five weeks of the third quarter, during which comparable store sales on a consolidated basis increased 22.1% with increases of 17.6% at Dave & Buster’s branded stores and 42.3% at Main Event branded stores compared with the same period in 2019. Consolidated walk-in comparable store sales increased 24.7% while Special Event comparable store sales declined 4.2% for the five-week period compared with 2019. At Dave & Buster’s branded stores, walk-in comparable store sales increased 20.0% while Special Event comparable store sales declined 11.9% for the five-week period compared with 2019. At Main Event branded stores, walk-in comparable store sales increased 48.9% while Special Event comparable store sales increased 9.3% for the five-week period compared with 2019.

Quarterly Report on Form 10-Q Available

The Company’s Quarterly Report on Form 10-Q, will be available at www.sec.gov and at the Company’s investor relations website, contains a thorough review of its financial results for the second quarter ended July 31, 2022.

Investor Conference Call and Webcast

Management will hold a conference call to report these results on Wednesday, September 7, 2022, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Participants can access the conference call by dialing toll-free (877) 883-0383. The international dial-in for participants is (412) 902-6506. The participant entry number is 9220602. A replay will be available after the call for one year beginning at 6:00 p.m. Central Time (7:00 p.m. Eastern Time) and can be accessed by dialing toll-free (877) 344-7529 or by the international toll number (412) 317-0088; the replay access code 4030138. Additionally, a live and archived webcast of the conference call will be available under the Investor Relations section at www.daveandbusters.com/.

About Dave & Buster’s Entertainment, Inc.

Founded in 1982 and headquartered in Coppell, Texas, Dave & Buster's Entertainment, Inc., is the owner and operator of 200 venues in North America that offer premier entertainment and dining experiences to guests through two distinct brands: Dave & Buster’s and Main Event. The Company has 148 Dave & Buster’s branded stores in 41 states, Puerto Rico, and Canada and offers guests the opportunity to "Eat Drink Play and Watch," all in one location. Each store offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. The Company also operates 52 Main Event branded stores in 17 states across the country, and offers state-of-the-art bowling, laser tag, hundreds of arcade games and virtual reality, making it the perfect place for families to connect and make memories. For more information about each brand, visit daveandbusters.com and mainevent.com.

Forward-Looking Statements

The Company cautions that this release contains forward-looking statements, including, without limitation, statements relating to the impact on our business and operations of the coronavirus pandemic. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by the uncertain and unprecedented impact of the pandemic and new coronavirus variants on our business and operations and the related impact on our liquidity needs; our ability to continue as a going concern; our ability to obtain waivers, and thereafter continue to satisfy covenant requirements, under our revolving credit facility; our ability to access other funding sources; the implementation and duration of government-mandated and voluntary shutdowns and restrictions; the speed with which our stores safely can be reopened and fully operated and the level of customer demand following reopening and full operations; the economic impact of the pandemic and related disruptions on the communities we serve; our overall level of indebtedness; general business and economic conditions, including as a result of the pandemic; the impact of competition; the seasonality of the Company’s business; adverse weather conditions; future commodity prices; guest and employee complaints and litigation; fuel and utility costs; labor costs and availability; changes in consumer and corporate spending, including as a result of the pandemic; changes in demographic trends; changes in governmental regulations; unfavorable publicity, our ability to open new stores, and acts of God. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. Dave & Buster’s intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.

*Non-GAAP Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, Store operating income before depreciation and amortization, and Store operating income before depreciation and amortization margin (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.

For Investor Relations Inquiries:

Michael Quartieri, SVP & Chief Financial Officer

Dave & Buster’s Entertainment, Inc.

(972) 813-1151

michael.quartieri@daveandbusters.com

DAVE & BUSTER'S ENTERTAINMENT, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	July 31, 2022	January 30, 2022
	(unaudited)	(audited)
ASSETS

Current assets:

Cash and cash equivalents	$100,386	$25,910
Other current assets	114,120	119,661

Total current assets	214,506	145,571

Property and equipment, net	1,149,632	778,597

Operating lease right of use assets	1,330,468	1,037,197

Intangible and other assets, net	956,134	384,425

Total assets	$3,650,740	$2,345,790

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities	$407,585	$311,515

Operating lease liabilities	1,599,417	1,277,539

Other long-term liabilities	67,681	49,881

Long-term debt, net	1,219,678	431,395

Stockholders' equity	356,379	275,460

Total liabilities and stockholders' equity	$3,650,740	$2,345,790

DAVE & BUSTER'S ENTERTAINMENT, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	July 31, 2022		August 1, 2021		August 4, 2019
Food and beverage revenue	$156,995	33.5%	$123,006	32.6%	$137,921	40.0%
Amusement and other revenue	311,364	66.5%	254,632	67.4%	206,678	60.0%
Total revenue	468,359	100.0%	377,638	100.0%	344,599	100.0%

Cost of food and beverage (as a percentage of food and beverage revenue)	46,461	29.6%	33,127	26.9%	36,934	26.8%
Cost of amusement and other (as a percentage of amusement and other revenue)	29,075	9.3%	24,584	9.7%	22,689	11.0%
Total cost of products	75,536	16.1%	57,711	15.3%	59,623	17.3%
Operating payroll and benefits	113,674	24.3%	80,623	21.3%	80,927	23.5%
Other store operating expenses	142,440	30.4%	105,116	27.9%	104,376	30.3%
General and administrative expenses	37,710	8.1%	18,470	4.9%	15,991	4.6%
Depreciation and amortization expense	38,614	8.2%	34,875	9.2%	32,745	9.5%
Pre-opening costs	3,913	0.8%	1,676	0.4%	4,723	1.4%
Total operating costs	411,887	87.9%	298,471	79.0%	298,385	86.6%

Operating income	56,472	12.1%	79,167	21.0%	46,214	13.4%

Interest expense, net	17,118	3.7%	13,728	3.7%	4,605	1.3%
Loss on debt refinancing	1,479	0.3%	-	0.0%	-	0.0%

Income before provision for income taxes	37,875	8.1%	65,439	17.3%	41,609	12.1%
Provision for income taxes	8,787	1.9%	12,669	3.3%	9,253	2.7%
Net income	$29,088	6.2%	$52,770	14.0%	$32,356	9.4%

Net income per share:
Basic	$0.60		$1.10		$0.91
Diluted	$0.59		$1.07		$0.90
Weighted average shares used in per share calculations:
Basic shares	48,831,639		48,178,611		35,407,965
Diluted shares	49,271,521		49,229,817		36,015,710

Other information:
Company-owned stores at end of period	200		142		130
Store operating weeks in the period	2,171		1,817		1,674
Total revenue per store operating weeks in the period	$216		$208		$206

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	July 31, 2022		August 1, 2021		August 4, 2019
Net income	$29,088	6.2%	$52,770	14.0%	$32,356	9.4%
Add back: Interest expense, net	17,118		13,728		4,605
Loss on debt refinancing	1,479		-		-
Provision for income taxes	8,787		12,669		9,253
Depreciation and amortization expense	38,614		34,875		32,745
EBITDA	95,086	20.3%	114,042	30.2%	78,959	22.9%
Add back: Loss on asset disposal	154		112		406
Impairment of long-lived assets	1,841		-		-
Share-based compensation	4,698		3,187		1,907
Pre-opening costs	3,913		1,676		4,723
Other costs (1)	13,858		135		(13)
Adjusted EBITDA	$119,550	25.5%	$119,152	31.6%	$85,982	25.0%

(1) Fiscal year 2022 amount primarily represents costs related to the acquisition of Main Event and subsequent integration costs.

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The following table sets forth a reconciliation of operating income to store operating income before depreciation and amortization for the periods shown:

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	July 31, 2022		August 1, 2021		August 4, 2019
Operating income	$56,472	12.1%	$79,167	21.0%	$46,214	13.4%
Add back: General and administrative expenses	37,710		18,470		15,991
Depreciation and amortization expense	38,614		34,875		32,745
Pre-opening costs	3,913		1,676		4,723
Store operating income before depreciation and amortization	$136,709	29.2%	$134,188	35.5%	$99,673	28.9%

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DAVE & BUSTER'S ENTERTAINMENT, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	26 Weeks Ended		26 Weeks Ended		26 Weeks Ended
	July 31, 2022		August 1, 2021		August 4, 2019
Food and beverage revenue	$308,907	33.6%	$208,764	32.5%	$286,142	40.4%
Amusement and other revenue	610,553	66.4%	434,214	67.5%	422,039	59.6%
Total revenue	919,460	100.0%	642,978	100.0%	708,181	100.0%

Cost of food and beverage (as a percentage of food and beverage revenue)	89,716	29.0%	56,284	27.0%	75,688	26.5%
Cost of amusement and other (as a percentage of amusement and other revenue)	55,841	9.1%	41,198	9.5%	45,660	10.8%
Total cost of products	145,557	15.8%	97,482	15.2%	121,348	17.1%
Operating payroll and benefits	207,035	22.5%	130,902	20.4%	163,800	23.1%
Other store operating expenses	266,865	29.0%	189,561	29.4%	210,621	29.8%
General and administrative expenses	66,007	7.2%	35,561	5.5%	32,837	4.6%
Depreciation and amortization expense	71,902	7.8%	69,974	10.9%	63,886	9.0%
Pre-opening costs	6,910	0.8%	3,335	0.5%	11,725	1.7%
Total operating costs	764,276	83.1%	526,815	81.9%	604,217	85.3%

Operating income	155,184	16.9%	116,163	18.1%	103,964	14.7%

Interest expense, net	28,509	3.1%	28,548	4.5%	8,661	1.2%
Loss on debt refinancing	1,479	0.2%	-	0.0%	-	0.0%

Income before provision for income taxes	125,196	13.6%	87,615	13.6%	95,303	13.5%
Provision for income taxes	29,124	3.2%	15,210	2.3%	20,504	2.9%
Net income	$96,072	10.4%	$72,405	11.3%	$74,799	10.6%

Net income per share:
Basic	$1.97		$1.51		$2.07
Diluted	$1.95		$1.47		$2.03
Weighted average shares used in per share calculations:
Basic shares	48,705,956		47,937,158		36,117,815
Diluted shares	49,357,051		49,272,693		36,803,001

Other information:
Company-owned stores at end of period	200		142		130
Store operating weeks in the period	4,047		3,450		3,290
Total revenue per store operating weeks in the period	$227		$186		$215

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	26 Weeks Ended		26 Weeks Ended		26 Weeks Ended
	July 31, 2022		August 1, 2021		August 4, 2019
Net income	$96,072	10.4%	$72,405	11.3%	$74,799	10.6%
Add back: Interest expense, net	28,509		28,548		-
Loss on debt refinancing	1,479		-		8,661
Provision for income taxes	29,124		15,210		20,504
Depreciation and amortization expense	71,902		69,974		63,886
EBITDA	227,086	24.7%	186,137	28.9%	167,850	23.7%
Add back: Loss on asset disposal	370		257		826
Impairment of long-lived assets	1,841		-		-
Share-based compensation	8,253		6,158		3,732
Pre-opening costs	6,910		3,335		11,725
Other costs (1)	18,337		(30)		33
Adjusted EBITDA	$262,797	28.6%	$195,857	30.5%	$184,166	26.0%

(1) Fiscal year 2022 amount primarily represents costs related to the acquisition of Main Event and subsequent integration costs.

8

The following table sets forth a reconciliation of operating income to store operating income before depreciation and amortization for the periods shown:

	26 Weeks Ended		26 Weeks Ended		26 Weeks Ended
	July 31, 2022		August 1, 2021		August 4, 2019
Operating income	$155,184	16.9%	$116,163	18.1%	$103,964	14.7%
Add back: General and administrative expenses	66,007		35,561		32,837
Depreciation and amortization expense	71,902		69,974		63,886
Pre-opening costs	6,910		3,335		11,725
Store operating income before depreciation and amortization	$300,003	32.6%	$225,033	35.0%	$212,412	30.0%

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